As filed with the Securities and Exchange Commission on February 13, 2018

Registration No. 333-218641

Registration No. 333-218639

Registration No. 333-201566

Registration No. 333-185635

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S–3 Registration Statement No. 333-218641

Post-Effective Amendment No. 1 to Form S–3 Registration Statement No. 333-218639

Post-Effective Amendment No. 1 to Form S–3 Registration Statement No. 333-201566

Post-Effective Amendment No. 2 to Form S–3 Registration Statement No. 333-185635

UNDER

THE SECURITIES ACT OF 1933

SUCAMPO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	30-0520478
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

805 King Farm Blvd., Suite 550

Rockville, Maryland 20850

(301) 961-3400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kathleen A. Schaefer.

Sucampo Pharmaceuticals, Inc.

c/o Mallinckrodt Plc

675 James S. McDonnell Blvd.

Hazelwood, MO 63042

(314) 654-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Adam O. Emmerich, Esq.

Victor Goldfeld, Esq.

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

(212) 403-1000

Approximate date of commencement of proposed sale to the public: Sucampo Pharmaceuticals, Inc. is hereby amending this registration statement to deregister any securities that had been registered but remain unsold under the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

DEREGISTRATION OF SECURITIES

This post-effective amendment (the “Post-Effective Amendment”), filed by Sucampo Pharmaceuticals, Inc., a Delaware corporation (the “Company”), removes from registration all securities of the Company registered under the following Registration Statements on Form S-3 of the Company (collectively, the “Registration Statements”):

•	Registration Statement No. 333-185635, originally filed with the Securities and Exchange Commission (the “SEC”) on December 21, 2012, as amended by Amendment No. 1 thereto on January 11, 2013;

•	Registration Statement No. 333-201566, originally filed with the SEC on January 16, 2015;

•	Registration Statement No. 333-218639, originally filed with the SEC on June 9, 2017; and

•	Registration Statement No. 333-218641, originally filed with the SEC on June 9, 2017.

On December 23, 2017, the Company entered into an Agreement and Plan of Merger with Mallinckrodt plc, an Irish public limited company (“Parent”), and Sun Acquisition Co., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Purchaser”), providing for, among other things, the merger of Purchaser with and into the Company with the Company becoming an indirect wholly owned subsidiary of Parent (the “Merger”) pursuant to Section 251(h) of the General Corporation Law of the State of Delaware. The Merger became effective on February 13, 2018, pursuant to the Certificate of Merger that was filed with the Secretary of State of the State of Delaware.

In connection with the Merger, the Company is terminating all offerings of its securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities which remain unsold at the termination of the offering, the Company hereby removes from registration all securities registered under the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hazelwood, State of Missouri, on February 13, 2018. No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933.

SUCAMPO PHARMACEUTICALS, INC.

By:	/s/ Kathleen A. Schaefer
Kathleen A. Schaefer President